Exhibit 5.1

One Liberty Plaza

New York, NY 10006-1470

T: +1 212 225 2000

F: +1 212 225 3999

clearygottlieb.com

WASHINGTON, D.C. • PARIS • BRUSSELS • LONDON • MOSCOW

FRANKFURT • COLOGNE • ROME • MILAN • HONG KONG

BEIJING • BUENOS AIRES • SÃO PAULO • ABU DHABI • SEOUL

LAURENT ALPERT

VICTOR I. LEWKOW

LESLIE N. SILVERMAN

LEE C. BUCHHEIT

JAMES M. PEASLEE

THOMAS J. MOLONEY

DAVID G. SABEL JONATHAN I. BLACKMAN MICHAEL L. RYAN

ROBERT P. DAVIS

YARON Z. REICH

RICHARD S. LINCER

STEVEN G. HOROWITZ

JAMES A. DUNCAN

STEVEN M. LOEB

CRAIG B. BROD

EDWARD J. ROSEN

LAWRENCE B. FRIEDMAN

NICOLAS GRABAR

CHRISTOPHER E. AUSTIN

SETH GROSSHANDLER

HOWARD S. ZELBO

DAVID E. BRODSKY

ARTHUR H. KOHN

RICHARD J. COOPER

JEFFREY S. LEWIS

PAUL J. SHIM

STEVEN L. WILNER

ERIKA W. NIJENHUIS

ANDRES DE LA CRUZ

DAVID C. LOPEZ

JAMES L. BROMLEY

MICHAEL A. GERSTENZANG

LEWIS J. LIMAN

LEV L. DASSIN

NEIL Q. WHORISKEY

JORGE U. JUANTORENA

MICHAEL D. WEINBERGER

DAVID LEINWAND

DIANA L. WOLLMAN

JEFFREY A. ROSENTHAL

ETHAN A. KLINGSBERG

MICHAEL D. DAYAN

CARMINE D. BOCCUZZI, JR

JEFFREY D. KARPF

KIMBERLY BROWN BLACKLOW

ROBERT J. RAYMOND

SUNG K. KANG

LEONARD C. JACOBY

SANDRA L. FLOW

FRANCISCO L. CESTERO

FRANCESCA L. ODELL

WILLIAM L. MCRAE

JASON FACTOR

MARGARET S. PEPONIS

LISA M. SCHWEITZER

JUAN G. GIRÁLDEZ

DUANE MCLAUGHLIN

BREON S. PEACE

MEREDITH E. KOTLER

CHANTAL E. KORDULA

BENET J. O’REILLY

ADAM E. FLEISHER

SEAN A. O’NEAL

GLENN P. MCGRORY

MATTHEW P. SALERNO

MICHAEL J. ALBANO

VICTOR L. HOU

ROGER A. COOPER

AMY R. SHAPIRO

JENNIFER KENNEDY PARK

ELIZABETH LENAS

LUKE A. BAREFOOT

PAMELA L. MARCOGLIESE

PAUL M. TIGER

JONATHAN S. KOLODNER

DANIEL ILAN

MEYER H. FEDIDA

ADRIAN R. LEIPSIC

ELIZABETH VICENS

ADAM J. BRENNEMAN

ARI D. MACKINNON

JAMES E. LANGSTON

JARED GERBER

COLIN D. LLOYD

COREY M. GOODMAN

RISHI ZUTSHI

JANE VANLARE

    RESIDENT PARTNERS

SANDRA M. ROCKS

S. DOUGLAS BORISKY

JUDITH KASSEL

DAVID E. WEBB

PENELOPE L. CHRISTOPHOROU

BOAZ S MORAG

MARY E. ALCOCK

DAVID H. HERRINGTON

HEIDE H. ILGENFRITZ

HUGH C. CONROY, JR.

KATHLEEN M. EMBERGER

WALLACE L. LARSON, JR

AVRAM E. LUFT

ANDREW WEAVER

HELENA K. GRANNIS

GRANT M. BINDER

JOHN V. HARRISON

CAROLINE F. HAYDAY

RAHUL MUKHI

NEIL R. MARKEL

HUMAYUN KHALID

    RESIDENT COUNSEL

LOUISE M. PARENT

  OF COUNSEL

Writer’s Direct Dial: (212) 225-2494 E-Mail: sflow@cgsh.com

November 17, 2016

Endurance International Group Holdings, Inc.

10 Corporate Drive, Suite 300

Burlington, Massachusetts 01803

Re: Registration Statement on Form S-4

Ladies and Gentlemen:

We have acted as special counsel to Endurance International Group Holdings, Inc., a Delaware corporation (“Holdings”), EIG Investors Corp., a Delaware corporation and a wholly owned subsidiary of Holdings (the “Company”), and the Guarantors (as defined below) in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), of a Registration Statement on Form S-4 (excluding the documents incorporated by reference therein, the “Registration Statement”) relating to the proposed offer to exchange the Company’s outstanding unregistered 10.875% Senior Notes due 2024 (the “Original Notes”) for up to $350,000,000 aggregate principal amount of its new 10.875% Senior Notes due 2024 (the “Exchange Notes”). The Exchange Notes will be fully and unconditionally guaranteed by (i) Holdings, CardStar, Inc., a Delaware corporation (“CardStar”), Constant Contact, Inc., a Delaware corporation (“Constant Contact”), Domain Name Holding Company, Inc., a Delaware corporation (“Domain Name Holding”), Endurance International Group—West, Inc., a Delaware corporation (“EIG West”), The Endurance International Group, Inc., a Delaware corporation (“EIG”), and SinglePlatform, LLC, a Delaware limited liability company (“SinglePlatform” and together with Holdings, CardStar, Constant Contact, Domain Name Holding, EIG West and EIG, the “Delaware Guarantors”); (ii) CardStar Publishing, LLC, a District of Columbia limited liability company (“the D.C. Guarantor”); (iii) HostGator.com LLC, a Florida limited liability company (the “Florida Guarantor”); (iv) A Small Orange, LLC, a Georgia limited liability company (the “Georgia Guarantor”); and (v) Bluehost Inc., a Utah corporation (“Bluehost”), and FastDomain, Inc., a Utah corporation (“FastDomain” and together with Bluehost, the “Utah Guarantors,” and together with the Delaware Guarantors, the D.C. Guarantor, the Florida

Cleary Gottlieb Steen & Hamilton LLP or an affiliated entity has an office in each of the cities listed above.

Endurance International Group Holdings, Inc., p. 2

Guarantor and the Georgia Guarantor, each a “Guarantor,” and, collectively, the “Guarantors”). The Guarantors and the Company are herein referred to as the “Registrants.” The Exchange Notes will be issued under an indenture dated as of February 9, 2016 (the “Initial Indenture”) among Holdings, the Company, Domain Name Holding, EIG West, EIG, the Florida Guarantor, the Georgia Guarantor, the Utah Guarantors and Wilmington Trust, National Association, as trustee (the “Trustee”), as supplemented by the First Supplemental Indenture dated as of February 9, 2016 (the “Supplemental Indenture” and together with the Initial Indenture, the “Indenture”) among Constant Contact, CardStar, SinglePlatform, the D.C. Guarantor and the Trustee. The Indenture includes the guarantees of the Exchange Notes by the Guarantors (the “Guarantees”).

In arriving at the opinions expressed below, we have reviewed the following documents:

(a)	the Registration Statement and the documents incorporated by reference therein;

(b)	executed copies of the Initial Indenture and the Guarantees set forth therein, including the combined form of the Original Notes and the Exchange Notes, and the Supplemental Indenture; and

(c)	copies of the Articles of Organization and the Amended and Restated Operating Agreement of the D.C. Guarantor, dated as of February 24, 2011, certified by the Corporations Division of the Department of Consumer and Regulatory Affairs of the District of Columbia and the corporate secretary of CardStar, as the sole member of the D.C. Guarantor.

In addition, we have reviewed the originals or copies certified or otherwise identified to our satisfaction of all such limited liability company records of the D.C. Guarantor and such other documents, and we have made such investigations of law, as we have deemed appropriate as a basis for the opinions expressed below.

In rendering the opinions expressed below, we have assumed the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies. In addition, we have assumed and have not verified the accuracy as to factual matters of each document we have reviewed.

Based on the foregoing, and subject to the further assumptions and qualifications set forth below, it is our opinion that when the Exchange Notes have been duly executed by the Company and authenticated by the Trustee in accordance with the terms of the Indenture, and duly issued and delivered by the Company in exchange for an equal principal amount of Original Notes, (a) the Exchange Notes will be the valid, binding and enforceable obligations of the Company, entitled to the benefits of the Indenture, and (b) the Guarantees will be the valid, binding and enforceable obligations of the Guarantors, entitled to the benefits of the Indenture.

Insofar as the foregoing opinions relate to the validity, binding effect or enforceability of any agreement or obligation of any of the Registrants, (a) we have assumed that each Registrant and each other party to such agreement or obligation is validly existing, has corporate or limited liability company power to enter into such agreement or obligation and has

Endurance International Group Holdings, Inc., p. 3

satisfied or, prior to the issuance of the Exchange Notes, will satisfy, those legal requirements that are applicable to it to the extent necessary to make such agreement or obligation enforceable against it (except that no such assumption is made as to any of the Registrants regarding matters of the federal law of the United States of America, the law of the State of New York or in the case of the D.C. Guarantor, the Uniform Limited Liability Company Act of the District of Columbia, that in our experience normally would be applicable to general business entities with respect to such agreement or obligation) and (b) such opinions are subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and to general principles of equity.

We note that the waiver of defenses contained in Section 10.01 of the Indenture may be ineffective to the extent that any such defense involves a matter of public policy in the State of New York.

In rendering the foregoing opinions, we have further assumed that the Exchange Notes will conform to the form thereof that we have reviewed and will be offered, issued and delivered in accordance with applicable law and any requirements therefor set forth in any corporate action authorizing the Exchange Notes and the Indenture and in the manner contemplated by the Registration Statement.

The foregoing opinions are limited to the federal law of the United States of America, the law of the State of New York and the Uniform Limited Liability Company Act of the District of Columbia.

We hereby consent to the use of our name in the prospectus constituting a part of the Registration Statement under the heading “Legal Matters” and to the use of this opinion letter as a part (Exhibit 5.1) of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder. The opinions expressed herein are rendered on and as of the date hereof, and we assume no obligation to advise you or any other person, or to make any investigations, as to any legal developments or factual matters arising subsequent to the date hereof that might affect the opinions expressed herein.

Very truly yours,

CLEARY GOTTLIEB STEEN & HAMILTON LLP

By:	/s/ Sandra L. Flow
Sandra L. Flow, a Partner